Exhibit 10.7.5

MARK L. WETZEL
FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT
THIS FOURTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is dated December 31, 2012, and is between DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), DF Property Management LLC, a Delaware limited liability company (the “LLC”), and Mark L. Wetzel (the “Executive”).
A.    The Company and the Executive are parties to an Employment Agreement, dated June 13, 2009, as amended by the First Amendment to Employment Agreement, dated January 6, 2009, the Second Amendment to Employment Agreement, dated May 23, 2011 the Third Amendment to Employment Agreement, dated December 1, 2011 (together, the “Agreement”).
B.    the parties desire to amend the Agreement to modify certain provisions of the Agreement to ensure that they comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.
Accordingly, the parties agree as follows:
1.Section 5.5 of the Agreement is amended by adding the following sentence to the end of such Section:
Notwithstanding the foregoing, in no event shall Executive's entitlement to additional benefits under any other Company plan, policy or program replace or be a substitute for, or change the time or form of payment of, the benefits provided under this Agreement.
2.Section 8.5 of the Agreement is amended by adding the following sentence to the end of such Section:
Notwithstanding the foregoing, in the event the period during which Executive may review and revoke the Release begins in one calendar year and ends in the following calendar year, the Release Date with respect to any amount payable under Section 4 or 5 shall be in the second calendar year, regardless of whether Executive executes the Release and the Release becomes irrevocable during the first calendar year.
3.Unless specifically modified herein, all other terms and conditions of the Agreement shall remain in effect.

IN WITNESS WHEREOF, the parties have signed this Agreement below.
DUPONT FABROS TECHNOLOGY, INC.
By:    /s/ Hossein Fateh
Name: Hossein Fateh
Title: President and Chief Executive Officer
DF PROPERTY MANAGEMENT LLC
By:    DuPont Fabros Technology, L.P.,
its Managing Member
By:    DuPont Fabros Technology, Inc.,
its General Partner
By:    /s/ Hossein Fateh
Name: Hossein Fateh
Title: President and Chief
Executive Officer
/s/ Mark L. Wetzel
Mark L. Wetzel